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                                                                     Exhibit 4.7
                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT is entered into this 15th day of May, 2002, by and among Ceres Group, Inc., a Delaware corporation (the "Company"), and the persons and entities set forth on the signature page attached hereto.

         WHEREAS, the Company and certain individuals and entities are parties to an Amended and Restated Voting Agreement, dated July 25, 2000, and any amendments thereto (the "Voting Agreement"), pursuant to which the parties regulated certain aspects of their relationship as holders of common stock, par value $0.001 per share, of the Company;

         WHEREAS, the Company and the parties listed on the signature parties hereto representing the Required Holders (as defined in the Voting Agreement) agreed to terminate the Voting Agreement if the stockholders of the Company voted, at the annual meeting on May 15, 2002, to amend the Company's bylaws to provide for a staggered Board of Directors, which would divide the Company's Board into three classes, each with three directors, serving staggered terms of office of three years (the "Staggered Board Amendment");

         Whereas, the Company's stockholders approved the Staggered Board Amendment at the May 15, 2002 Annual Meeting

         NOW, THEREFORE, in consideration of the agreements and covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

         1. Pursuant to Section 4.2 of the Voting Agreement, the Company and the Required Holders hereby terminate the Voting Agreement effective May 15, 2002 and agree that the Voting Agreement shall be of no further force or effect.

         2. The Company agrees that, upon written request by any of the parties to the Voting Agreement, it shall inform the Company's transfer agent that the legend applicable to the Voting Agreement may be removed from any applicable stock certificate held by such party.

         3. All questions concerning the construction, validity and interpretation of this Termination Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Ohio applicable to contracts made and wholly performed in that state.



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IN WITNESS WHEREOF, the parties hereby execute this Termination Agreement as of the date set forth above.

                                     CERES GROUP, INC.


                                     /s/ Kathleen L. Mesel
                                     ---------------------------------------
                                     By:  Kathleen L. Mesel
                                     Its:  Corporate Secretary




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                            TERMINATION AGREEMENT TO
                   THE AMENDED AND RESTATED VOTING AGREEMENT
                        CONSENT OF THE REQUIRED HOLDERS

                  INTERNATIONAL MANAGED CARE
                  (BERMUDA), L.P.

                  By: Insurance Partner Offshore (Bermuda), L.P.,
                         its general partner

                          By: Insurance GenPar (Bermuda), L.P.,
                                 its general partner

                                   By: Insurance GenPar (Bermuda)
                                         MGP, L.P., its general partner

                                         By: Insurance GenPar (Bermuda)
                                                MGP, Ltd., its general Partner

                                         /s/ Bradley Cooper
                                         -------------------------------------
                                         By:  Bradley Cooper
                                         Title:  SVP

                  INTERNATIONAL MANAGED CARE, LLC

                  By: Insurance Partner, L.P.,
                         its managing member

                          By: Insurance GenPar, L.P.,
                                 its general partner

                                   By: Insurance GenPar MGP, L.P.,
                                          its general partner

                                            By: Insurance GenPar MGP, Inc.,
                                                   its general Partner

                                            /s/ Bradley Cooper
                                            -----------------------------------
                                            By:  Bradley Cooper
                                            Title:  SVP


                          /S/ Peter W. Nauert
                          -----------------------------------------------------
                          PETER W. NAUERT
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                 CASTLE CREEK CAPITAL PARTNERS
                 FUND IIA, LP

                 By: Castle Creek Capital, LLC, its general partner


                 /s/ William J. Ruh
                 -------------------------------------------------------------
                 By:  William J. Ruh
                 Title:  Executive Vice President


                 CASTLE CREEK CAPITAL PARTNERS
                 FUND IIB, LP

                 By: Castle Creek Capital, LLC, its general partner


                 /s/ William J. Ruh
                 -------------------------------------------------------------
                 By:  William J. Ruh
                 Title:  Executive Vice President